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                                                                    EXHIBIT 23.5

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Chateau Properties, Inc. on Form S-4 of our report dated February 2, 1996, on our audits of the consolidated balance sheets of Chateau Properties, Inc. as of December 31, 1995 and 1994 and the consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994, and the period November 23, 1993 to December 31, 1993 and the combined statements of income, owners' deficit and cash flows of Chateau Properties Group for the period January 1, 1993 to November 22, 1993 and the financial statement schedule for the aforementioned periods. We also consent to the reference of our Firm under the caption "Experts."

                                               /s/ COOPERS & LYBRAND L.L.P.

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                                                 Coopers & Lybrand L.L.P.

Detroit, Michigan
December 20, 1996